SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2004

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-25271	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles
San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)

(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.
SIGNATURE
EXHIBIT 99.1

ITEM 2: ACQUISITION OR DISPOSITION OF ASSETS.

     On June 8th, 2004, Covad Communications Group, Inc., a Delaware corporation, completed its acquisition of privately-held GoBeam, Inc., a Delaware corporation, that provides voice over IP solutions to small and medium sized businesses. The acquisition was effectuated by merging a wholly-owned subsidiary of Covad with and into GoBeam, with GoBeam surviving the merger. The merger is intended to qualify as a tax-free reorganization, and Covad will account for the acquisition using the purchase method of accounting.

     As a result of the Merger, Covad issued approximately 18,605,317 shares of common stock to the holders of GoBeam’s capital stock and is also issuing approximately 953,636 shares of common stock to GoBeam’s employee’s pursuant to change of control arrangements. Covad has reserved approximately 266,220 to cover shares issuable upon exercise of assumed GoBeam stock options and approximately 2,913 shares to cover assumed warrants. Of the shares issued in the transaction, 2,216,028 shares will be placed in an escrow for 14 months to cover GoBeam’s indemnification obligations under the merger agreement. The terms of the transaction were reached as a product of negotiation between GoBeam and Covad.

     The Merger Agreement and the press release announcing the completion of the Merger are attached as exhibits to this report.

(c)	Exhibits.

		Incorporated by Reference
Exhibit
Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Filed Herewith
2.7	Agreement and Plan of Merger, dated as of March 2, 2004, among Covad Communications Group, Inc., Covad Communications Investment Corp., GoBeam, Inc. and Eduardo Briceño, as Representative.	10-Q	000-25271	5/17/2004	2.1
99.1	Press release issued on June 9, 2004, announcing the close of the acquisition of GoBeam, Inc.					X

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2004	COVAD COMMUNICATIONS GROUP, INC.

	By:	/s/ James Kirkland

James Kirkland Senior Vice President, General Counsel and Secretary

Exhibit Index

		Incorporated by Reference
Exhibit
Number	Exhibit Description	Form	File No.	Date of First Filing	Exhibit Number	Filed Herewith
2.7	Agreement and Plan of Merger, dated as of March 2, 2004, among Covad Communications Group, Inc., Covad Communications Investment Corp., GoBeam, Inc. and Eduardo Briceño, as Representative.	10-Q	000-25271	5/17/2004	2.1
99.1	Press release issued on June 9, 2004, announcing the close of the acquisition of GoBeam, Inc.					X